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                                                                    EXHIBIT 23.3


          {INTERA INFORMATION TECHNOLOGIES INC. LETTERHEAD}




                         CONSENT OF PETROLEUM ENGINEERS


  As independent petroleum engineers, we hereby consent to the reference to our Firm's review of Apache's proved oil and gas reserve quantities as of January 1, 1994 included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1993, and incorporated by reference into the Company's Registration Statements on Form S-3 (No. 33-51253) and Form S-8 (Nos. 33-53442, 33-37402 and 33-31407).


                                           /s/ OMER GURPINAR

                                           Omer Gurpinar, Vice President
                                           Reservoir Sumulation
                                           INTERA Information Technologies Inc.
                                           Petroleum Services Division

Houston, Texas
March 17, 1994